UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

STANDARD DIVERSIFIED INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

Standard Diversified Opportunities Inc.

  (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2018, Arnold Zimmerman was elected to the Board of Directors (the “Board”) of Standard Diversified Inc. (the “Company”), effective immediately, to fill a newly created vacancy on the Board. Mr. Zimmerman’s term is scheduled to expire at the Company’s annual meeting of stockholders to be held in 2018.

Since 2007, Mr. Zimmerman has been President of Catchers Mitt LLC, a marketing consulting company focused on personal care products. From 2002 to 2007, Mr. Zimmerman was the Chairman and CEO of 291 Digital LLC, a graphics imaging and printing company, and from 1999 to 2002 he was Chairman, President and CEO of AM Products Company. He has also held senior executive positions at Revlon-North America and the L’Oreal Retail Hair Products Division from 1967 to 1992. Mr. Zimmerman holds a bachelor of arts from the University of Miami. Mr. Zimmerman is a member of the Board of Directors of Turning Point Brands, Inc. (NYSE: TPB), a leading U.S. provider of Other Tobacco Products.

Mr. Zimmerman was also elected as member of the Board’s Audit Committee.

Effective upon joining the Board, Mr. Zimmerman became eligible to receive the standard compensation provided by the Company to its other non-employee directors, which includes an annual base retainer of $15,000, payable quarterly in cash, no payments for meeting attendance, and additional annual payments for serving as Chairman of the Board ($10,000), Lead Outside Director (if any) ($5,000), Audit Committee Chair ($5,000), Compensation and Nominating & Corporate Governance Committee Chairs ($3,000) and Committee membership (non-Chair) ($1,500). In addition, Mr. Zimmerman would be eligible to receive grants of equity compensation in line with any received by other non-employee directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2018, Company filed with the Secretary of State of the State of Delaware an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to change the name of the Company from Standard Diversified Opportunities Inc. to Standard Diversified Inc. (the “Name Change”). The amendment to the Certificate became effective upon the filing with the Secretary of State. The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

On April 18, 2018, the Board approved an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to conform language of Article II, Section 2 of the Bylaws to the language of Article VI, Section 3 of the Certificate, which provides that all members of the Board serve in a single class. The amendment to the Bylaws was effective upon approval by the Board. The Amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment, dated April 20, 2018.
3.2	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: April 20, 2018	By:	/s/ Ian Estus
	Name:	Ian Estus
	Title:	President and Chief Executive Officer